UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2011

ZBB Energy Corporation
(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01.	Entry Into a Material Definitive Agreement.

On June 13, 2011, ZBB Energy Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors providing for the sale of a total of 2,780,439 shares of the Company’s common stock for an aggregate purchase price of $2,279,960 at a price per share of $0.82 (the “Registered Direct Offering”).  On June 14, 2011, the Company entered into stock purchase agreements with certain members of its board of directors, officers and advisors (the “Stock Purchase Agreements”) providing for the sale of a total of 269,024 shares of common stock for an aggregate purchase price of $247,500 at a price per share equal to $0.92 which was the closing price of the Company’s common stock on June 13, 2011 (the “Private Placement Transaction”).

The Company estimates that the net proceeds from the Registered Direct Offering and Private Placement Transaction will total approximately $2.4 million which will be used to meet the Company’s working capital needs and general corporate purposes.

The shares of common stock to be sold in the Registered Direct Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was declared effective on March 21, 2011 (File No. 333-171957) (the “Registration Statement”).

The shares to be sold in the Private Placement Transaction are being sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since these shares have not been registered, they may not be offered or sold by the investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act.

The closing of the sale of these shares is expected to take place on or about June 17, 2011, subject to customary closing conditions.

A copy of the form of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Stock Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On June 8, 2011, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with MDB Capital Group, LLC (“MDB Capital”) pursuant to which MDB Capital agreed to act as the Company’s non-exclusive placement agent in connection with the Registered Direct Offering.  On a best efforts basis, MDB Capital had the non-exclusive right to identify prospective purchasers and arrange for sales of the Company’s common stock.  MDB Capital had no obligation to purchase any of the Company’s shares.

For all purchasers introduced to the Company by MDB Capital, the Company has agreed to pay MDB Capital an aggregate fee of six percent of the gross proceeds from the sale of the shares of common stock to such purchasers in the Offering and reimbursement of MDB Capital’s legal fees up to $5,000.  The Company will also pay MDB Capital a fee of three percent of the gross proceeds from the sale of the shares of common stock to be purchased by a particular investor not introduced to the Company by MDB Capital which shares will be delivered though MDB Capital’s clearing firm.  The Company will not pay MDB Capital any other fees on shares purchased by purchasers not introduced to the Company by MDB Capital.

A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  In addition to the form of Securities Purchase Agreement and the Placement Agency Agreement, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of offers to buy the shares or any other securities.

2

The foregoing summaries of the Securities Purchase Agreement, Stock Purchase Agreements and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: June 14, 2011	By:	/s/ Eric C. Apfelbach
	Name:	Eric C. Apfelbach
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5	Opinion of Godfrey & Kahn, S.C.

10.1	Form of Securities Purchase Agreement, dated June 13, 2011

10.2	Form of Stock Purchase Agreement, dated June 14, 2011

10.3	Placement Agency Agreement between ZBB Energy Corporation and MDB Capital Group, LLC, dated June 8, 2011

23	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5)